UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 650
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 520-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2025 (the “Closing Date”), AeroVironment, Inc. (the “Company” or “AV”), as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Agent”), entered into a Fourth Amendment to Credit Agreement, Amendment to Security and Pledge Agreement, and Joinder Agreement (the “Amendment”). The Amendment amends the Credit Agreement, dated as of February 19, 2021, by and among the Company, the guarantors party thereto, the lenders from time to time party thereto, the Agent and the L/C issuers party thereto, as amended by that certain First Amendment to Credit Agreement, dated as of February 4, 2022, as further amended by that certain Second Amendment to Credit Agreement, dated as of June 6, 2023, and as further amended by that certain Third Amendment to Credit Agreement, dated as of October 4, 2024 (the “Credit Agreement”).

The Amendment contemplates that, on the Closing Date, pursuant to that certain Agreement and Plan of Merger, dated as of November 18, 2024 (the “Merger Agreement”, which was previously disclosed by AV in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 19, 2024), by and among the Company, Archangel Merger Sub LLC, a Delaware limited liability company (the “Merger Sub”), BlueHalo Financing TopCo, LLC, a Delaware limited liability company (“BlueHalo”), and BlueHalo Holdings Parent, LLC, a Delaware limited liability company and sole member of BlueHalo (“Seller”), Merger Sub merged with and into BlueHalo, with BlueHalo continuing as a wholly owned subsidiary of the Company and the surviving company of the merger (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), and each of BlueHalo and certain of its subsidiaries were joined as guarantors to the Credit Agreement.

The Amendment provides for a new $700 million term A loan (the “Term A Loan”), the proceeds of which were used on the Closing Date to repay certain outstanding indebtedness of BlueHalo and to pay for certain related transaction costs. The Term A Loan matures two years after the Closing Date and amortizes at a rate of 5.00% per annum, with the remaining outstanding principal amount due and payable on the maturity date. The applicable margin on the Term A Loan is based upon the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) and whether the Company elects as its benchmark rate (i) SOFR (in which case, the applicable margin ranges from 1.50 - 2.50% per annum depending on the Company’s Consolidated Leverage Ratio) plus a credit spread adjustment of 0.10% or (ii) Base Rate (in which case, the applicable margin ranges from 0.50 - 1.50% per annum depending on the Company’s Consolidated Leverage Ratio). Upon the occurrence of an event of default, an additional 2.00% per annum default interest rate may apply. Mandatory prepayments of the Term A Loan are required in connection with (i) the disposition of certain assets to the extent not reinvested and (ii) the incurrence of non-permitted debt.

Pursuant to the Amendment, the Company is subject to two financial maintenance covenants which require that (i) the Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) not exceed 3.50 to 1.00 as of the end of any fiscal quarter and (ii) the Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) not be less than 1.25 to 1.00 as of the end of any fiscal quarter.

Pursuant to the Amendment, the Term A Loan is guaranteed by the same guarantors, and secured by the same collateral, as the Company’s existing credit facility.

The Amendment also, among other things, (a) increases the revolving commitment amount to an aggregate principal amount of $350,000,000 (the “Revolving Facility Commitment”), (b) increases certain negative covenant baskets, thresholds and de minimis amounts, (c) amends the definition of “Consolidated EBITDA” to include additional add-backs thereto and (d) adds materiality qualifiers to certain covenants and events of default.  On the Closing Date, the Company borrowed approximately $225,000,000 of its available Revolving Facility Commitment, the proceeds of which were used on the Closing Date to repay certain outstanding indebtedness of BlueHalo and to pay for certain related transaction costs.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On the Closing Date, the Company completed the previously announced acquisition of BlueHalo contemplated by the Merger Agreement.

Under the terms of the Merger Agreement, all of the equity interests of BlueHalo issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than equity interests of BlueHalo held by BlueHalo, Merger Sub or the Company or any of their subsidiaries immediately prior to the Effective Time, which were canceled and extinguished without any conversion thereof) were converted into the right to receive 17,425,849 shares (the “Transaction Consideration”) of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”).

Pursuant to the Merger, the Company issued all of the Transaction Consideration to Seller as the sole member of BlueHalo, and immediately thereafter Seller consummated the complete liquidation of Seller (the “Seller Liquidation”) and distributed all of the Transaction Consideration to the equity holders of Seller (the “Seller Distribution”), which included holders of incentive units and restricted common units of Seller in accordance with the Merger Agreement. All outstanding incentive units and restricted common units of Seller became vested as of immediately prior to the closing (to the extent unvested and not otherwise vested at closing pursuant to their terms) and also were entitled to receive a portion of the Transaction Consideration in connection with the Seller Liquidation and Seller Distribution.

Pursuant to the terms of the Merger Agreement, Seller, certain Seller sponsor members affiliated with Arlington Capital Partners (“Arlington”) and other members of Seller entered into joinder and lock-up agreements (the “Joinder and Lock-Up Agreements”) pursuant to which, among other matters, such parties, which collectively received approximately 17,425,849 shares of Company Common Stock in connection with the Seller Distribution, agreed to be bound by certain lock-up restrictions on the transfer of such shares of Company Common Stock. Of such shares, 40% will be released on May 1, 2026, 30% will be released on November 1, 2026, and the remaining shares will be released on May 1, 2027 (the “BlueHalo Lock-Up Period”). During the BlueHalo Lock-Up Period, transfers are permitted under specific conditions, including gifts, estate planning, transfers to trusts or affiliates, pledges as collateral, and certain legal or corporate transactions, provided the transferee agrees to adhere to the terms of the Joinder and Lock-Up Agreements. The Joinder and Lock-Up Agreements will terminate upon the earlier of (i) the end of the BlueHalo Lock-Up Period or (ii) mutual written agreement of the parties.

The issuance of shares of Company Common Stock to the former equity holders of Seller was registered with the SEC on a Registration Statement on Form S-4 (Reg. No. 333-284651).

The foregoing description of the Merger Agreement and the Joinder and Lock-Up Agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference, and the Form of Joinder and Lock-Up Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Credit Agreement is incorporated by reference into this Item 2.03.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

In connection with the closing of the Merger, Brad Truesdell, 49, Senior Vice President of Business Development and Inside Sales Operations since June 2024 and Vice President and General Manager, Small Unmanned Systems from September 2023 through June 2024, was promoted to Chief Operating Officer and principal operating officer of the Company. Prior to joining AV, Mr. Truesdell founded Tomahawk Robotics, a leader in AI-enabled robotic control and integrated communications systems, in January 2018 and served as Chief Executive Officer until September 2023. From 2009 through 2017, Mr. Truesdell worked at Harris Corporation in various leadership roles. Before transitioning to private industry, Mr. Truesdell proudly served as a Naval Special Warfare Officer from 1998 through 2007. Mr. Truesdell holds an M.B.A from Harvard Business School and a Bachelor of Arts from the University of Colorado Boulder.

Mr. Truesdell currently receives an annual base salary of $350,771.20 and is eligible to participate in the Company’s annual performance bonus plan with a target bonus opportunity of 60% of annual base salary. Mr. Truesdell is a participant in the Company’s Executive Transaction Severance Plan.

There are no arrangements or understandings between Mr. Truesdell and any other persons pursuant to which he was selected to be an officer of the Company. There are also no family relationships between Mr. Truesdell and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Directors

In accordance with the Merger Agreement, immediately after the closing of the Merger on the Closing Date, the size of the Board of Directors of the Company (the “Board”) was fixed at ten members, consisting of two designees of Arlington Capital Partners V, L.P. and Arlington Capital Partners VI, L.P., David Wodlinger and Henry Albers, and eight continuing directors, Wahid Nawabi, Charles Thomas Burbage, Phil S. Davidson, Cindy Lewis, Mary Beth Long, Edward R. Muller, Stephen F. Page and Joseph L. Votel. Mr. Wodlinger and Mr. Albers were appointed to the Board in connection with the closing of the Merger and in accordance with the terms of the Shareholder’s Agreement, dated November 18, 2024 (the “Shareholder’s Agreement”), by and among the Company and the Sponsor Members (as defined in the Shareholder’s Agreement). The Shareholder’s Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference. Each of Mr. Wodlinger and Mr. Albers was appointed to serve in Class I of the Board, with an initial term expiring immediately prior to the Company’s annual meeting of stockholders in 2025.

Mr. Wodlinger, age 44, joined Arlington in 2006 where he currently serves as a Managing Partner. As a Managing Partner of Arlington, Mr. Wodlinger shares overall responsibilities for all management and investment activities of the firm and leads Arlington’s investments in the National Security sector. Mr. Wodlinger has over 20 years of private equity and merger and acquisition transactional experience and has completed more than 65 transactions over the course of his career at Arlington. Prior to joining Arlington, Mr. Wodlinger worked in Deutsche Bank’s Financial Sponsors Group in New York. While at Deutsche Bank, Mr. Wodlinger worked on the origination, diligence, structuring, and financing of leveraged buyouts. Prior to Deutsche Bank, Mr. Wodlinger worked as a management consultant focused on the U.S. Intelligence Community. Mr. Wodlinger currently serves as the Chairman of the board of directors of several private Arlington portfolio companies, including BlueHalo and Systems Planning and Analysis. Mr. Wodlinger previously served as the Chairman of the board of directors of Eqlipse Technologies, and Centauri, and as a member of the board of directors of Cambridge Major Labs, Micron Technologies, Novetta Solutions, Polaris Alpha, and Quantum Spatial. Mr. Wodlinger graduated cum laude, with an A.B. in Economics from Georgetown University.

Mr. Albers, age 35, joined Arlington in 2018 where he currently serves as a Principal on the investment team. Prior to joining Arlington, Mr. Albers was an Associate at The Carlyle Group where he focused on buyout and strategic minority investments in the aerospace, defense, and government services sectors. Prior to The Carlyle Group, Mr. Albers was an Analyst at Morgan Stanley in its industrials investment banking group where he advised clients on a variety of mergers and acquisitions and capital markets transactions. Mr. Albers currently serves on the board of directors of several private Arlington portfolio companies, including Afton Scientific, BlueHalo, Forged Solutions Group, Grand River Aseptic Manufacturing, and Qarbon Aerospace, and previously served on the board of directors of Eqlipse Technologies. Mr. Albers holds an M.B.A. from Harvard Business School and a B.B.A. in Finance, summa cum laude, from The College of William & Mary.

Other than the Merger Agreement and the Shareholder’s Agreement, there are no arrangements between the newly appointed directors and any other person pursuant to which such directors were appointed, and there are no other transactions in which any such newly appointed director has an interest requiring disclosure under Item 404(a) of Regulation S-K. The newly appointed directors are expected to receive the same retainers as other non-employee directors.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the closing of the Transactions. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of BlueHalo required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b)            Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)            Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated November 18, 2024, by and among the Company, Merger Sub, BlueHalo and Seller (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 19, 2024)
10.1	Form of Seller and Sponsor Member Support Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 19, 2024)
10.2	Form of Joinder and Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on November 19, 2024)
10.3	Shareholder’s Agreement, dated as of November 18, 2024, by and among the Company and the Sponsor Members (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on November 19, 2024)
10.4	Fourth Amendment to Credit Agreement, Amendment to Security and Pledge Agreement, and Joinder Agreement, dated May 1, 2025, by and among AeroVironment, Inc., certain lenders, letter of credit issuers, Bank of America, N.A., as the administrative agent and the swingline lender, and Bank of America, N.A., JPMorgan Chase Bank, N.A., U.S. Bank National Association and Citibank, N.A, as co-syndication agents for the Term A facility.
99.1	Press Release issued May 1, 2025 by the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*             All schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: May 1, 2025	By:	/s/ Melissa Brown
	Name:	Melissa Brown
	Title:	Executive Vice President, Chief Legal & Compliance Officer and Corporate Secretary